UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

HATTERAS CORE ALTERNATIVES TEI FUND, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PROXY FACT SHEET FOR: HATTERAS CORE FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	APRIL 4, 2017	6601 SIX FORKS ROAD
Mail Date	APRIL 14, 2017	SUITE 340
Meeting Date	MAY 17, 2017 @ 9:00 AM EDT	RALEIGH, NORTH CAROLINA 27615

ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 3	Inbound Line	1-800-713-9968
CUSIP	SEE PAGE 3	Website	www.hatterasfunds.com

What are Shareholders being asked to vote on?

1.              To obtain voting instructions regarding the Master Fund Proposal to approve the investment sub-advisory agreement among Portfolio Advisors, LLC, Hatteras Funds, LP and the Master Fund.

BOARD OF DIRECTORS UNANIMOUS RECOMMENDATION — FOR

What is happening?

The Master Fund Board is seeking the vote of its partners, including your Fund, regarding approval of the Sub-Advisory Agreement. To facilitate management of the Fund’s assets, the Board of Directors of the Fund seeks to obtain the voting instructions necessary to set in place the Sub-Advisory Agreement.

Why is a new Sub-Advisory Agreement necessary?

At a meeting of the Board of Directors of Hatteras Master Fund, L.P. held on February 27, 2017, the Master Fund’s Board of Directors voted to:

(i)    terminate the investment sub-advisory agreement among Morgan Creek Capital Management, LLC (“MCCM”), Hatteras Funds, LP (“Hatteras”) and the Master Fund effective on April 28, 2017, and

(ii)   approve a new sub-advisory agreement among Portfolio Advisors, LLC, Hatteras Funds, LP and the Master Fund.

Will the investment management fee paid by the Fund be the same upon approval of the Sub-Advisory Agreement?

Yes, the investment management fee will not change. Under both the Current Sub-Advisory Agreement and the Sub-Advisory Agreement, the Master Fund does not pay a sub-advisory fee directly to the relevant sub-adviser. Rather, under both the Current Sub-Advisory Agreement and the Sub-Advisory Agreement, the relevant sub-adviser is entitled to receive a percentage of the management fee received by the Master Fund’s investment manager, Hatteras. Therefore, the investment management fee applicable to the Master Fund and indirectly borne by the Fund will not change if the Sub-Advisory Agreement is approved.

Who is currently serving as sub-adviser to the Fund(s)?

Portfolio Advisors is currently serving as investment Sub-Advisor pursuant to an interim agreement.  If the Proposal is approved, the Interim Sub-Advisory Agreement will terminate and Portfolio Advisors will continue providing day-to-day investment management services to the Master Fund on its allocable portion of the Master Fund’s assets pursuant to the terms of the Sub-Advisory Agreement.

How will the Proposal affect the Fund(s)?

The Fund and their investment objectives, strategy and policies will not change as a result of the Proposal. The costs associated with holding shares of the Fund, including the investment management fee paid by the Fund, will remain the same. The Sub-Advisory Agreement differs from the Current Sub- Advisory Agreement in certain material respects, including the allocation of investment services between Hatteras Funds, LP and Portfolio Advisors, LLC and the fee structure of the Sub-Advisory Agreement.

Why is Morgan Creek Capital Management, LLC no longer serving as sub-adviser to the Funds?

At the Master Fund Meeting, the Master Fund Board determined that it was in the best interest of the Fund to terminate, and voted to terminate, the Current Sub-Advisory Agreement effective April 28, 2017.

Who is Portfolio Advisors?

Portfolio Advisors is registered as an investment adviser with the SEC under the Advisers Act. As of January 1, 2016, Portfolio Advisors had assets under management of approximately $36 billion. Portfolio Advisors’ principal place of business is located at 9 Old Kings Highway South, Darien, CT 06820.  If the Sub-Advisory Agreement is approved, Portfolio Advisors would serve as a new investment sub-adviser to the Master Fund, providing services with respect to a portion of the assets of the Master Fund that Hatteras Funds, LP or the Master Fund Board shall designate from time to time.

What will happen if the Fund’s partners do not approve the Proposal?

Effectiveness of the Proposal is conditioned on the approval of the Master Fund Proposal by the Master Fund’s partners (which include the Fund and three other funds that operate as feeder funds to the Master Fund) based upon voting instructions received from the Fund’s, and other feeder funds’, partners. If the Proposal does not become effective, the Master Fund Board may consider the re-solicitation of proxies/voting instructions.

Why are shareholders being asked to provide voting instructions regarding the Master Fund Proposal?

The Fund will vote its Master Fund interest for or against the Master Fund Proposal proportionately to the instructions to vote for or against such matter received from its partners. To the extent that the Fund does not receive voting instructions from its partners, the portion of the Fund’s Master Fund interest allocable to such partners will be voted in the same proportions as the portion with respect to which it has received voting instructions. As a result, a small number of partners may determine the outcome of the vote on the Master Fund Proposal.

Will the Fund pay for the proxy/voting instruction solicitation and related legal costs?

Hatteras will bear the proxy/voting instruction solicitation and related costs, which are anticipated to be equal to approximately $50,000. AST Fund Solutions, LLC is mentioned in the Question and Answer Section of the Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/HatterasFunds

NAME OF FUND	CUSIP
Hatteras Core Alternatives Fund LP	41902U106
Hatteras Core Alternatives TEI Fund LP	41902W102
Hatteras Core Alternatives Institutional Fund LP	41902X100
Hatteras Core Alternatives TEI Institutional Fund LP	41902Y108

Hatteras Core Funds Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Hatteras Core Funds. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on May 17, 2017.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Directors is unanimously recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Directors is unanimously recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Hatteras Core Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation — I am recording your (Recap Voting Instructions).

For confirmation purposes:

•                  Please state your full name. (Pause)

•                  According to our records, you reside in (city, state, zip code). (Pause)

•                  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmation.  Mr. /Ms.            , your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

Hatteras Core Funds

Level I Answering Machine Script

Hello.

I am calling on behalf of your investment with Hatteras Core Funds.

The Special Meeting of Shareholders is scheduled to take place on May 17, 2017.  All shareholders are being asked to consider and vote on an important matter.  As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-713-9968 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.